Exhibit 10.80

SUBORDINATED DEFICIENCY NOTE

$400,000.00	September ___, 2009

FOR VALUE RECEIVED, the undersigned, COMSTOCK HOMEBUILDING COMPANIES, INC., a Delaware corporation (the “Borrower”), promises to pay to the order of CORNERSTONE BANK (“Noteholder” or “Lender”), the sum of Four Hundred Thousand Dollars and No/cents ($400,000.00) (the “Subordinated Deficiency Note”), or so much thereof as shall remain unpaid; this Note being non-interest bearing. This Subordinated Deficiency Note is being issued pursuant to and shall be administered in accordance with that certain Settlement Agreement of even date herewith (the “Agreement”). Borrower hereby agrees to pay Noteholder in full on the Maturity Date (as defined herein). As consideration for the entry into this Subordinated Deficiency Note and payment by Borrower hereunder, Noteholder has executed the release contained in the Agreement.

1. Maturity. The unpaid principal amount of this Subordinated Deficiency Note shall mature and become due and payable in full on the date that is three (3) years from the date hereof (the “Maturity Date”).

2. Notices. Any notice, request, or demand to be given to the Borrower under this Subordinated Deficiency Note shall be in writing and shall be deemed to have been given if delivered to the Borrower at 11465 Sunset Hills Road, Suite 500, Reston, Virginia 20190, Attention: Mr. Christopher Clemente, with a copy to Mr. Jubal R. Thompson either (i) on the date of delivery of the notice to the Borrower by hand, or (ii) the next business day following the day on which the same shall have been placed in the hands of a nationally recognized courier service for overnight delivery to the Borrower, with all charges prepaid and tracking information retained, addressed to the Borrower at the address provided herein.

3. Purpose of Loan. The Borrower hereby represents and warrants that the loan evidenced hereby was made and transacted solely for the purpose of carrying on a business.

4. Prepayment. Subject to Paragraph 7 below, this Subordinated Deficiency Note may be prepaid, in whole or in part, at any time without penalty or premium.

5. Choice of Law. The validity and construction of this Subordinated Deficiency Note and all matters pertaining thereto are to be determined according to the laws of the State of Georgia.

6. Enforceability. In the event any provision of this Subordinated Deficiency Note (or any part of any provision) is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Subordinated Deficiency Note; but this Subordinated Deficiency Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had not been contained in this Subordinated Deficiency Note, but only to the extent it is invalid, illegal or unenforceable. This Subordinated Deficiency Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

7. Subordination. By acceptance of this Subordinated Deficiency Note, Holder of the Subordinated Indebtedness (as defined below) agrees to each of the following provisions:

(a) As used in this Paragraph 7, the following terms have the following respective meanings:

“Agents” means the Guggenheim Agent and the KeyBank Agent.

“Bankruptcy Code” means 11 U.S.C. §101 et seq., as from time to time hereafter amended, and any successor or similar statute.

“Collateral” means the Guggenheim Collateral and the KeyBank Collateral.

“Enforcement Action” means the commencement of any litigation or proceeding at law or in equity, the commencement of any foreclosure proceeding, the exercise of any statutory or non-judicial power of sale, the taking of a deed or assignment in lieu of foreclosure, seeking to obtain a judgment, seeking the appointment of or the obtaining of a receiver or the taking of any other enforcement action against, or the taking of possession or control of, or the exercise of any rights or remedies with respect to, any Obligor or the Collateral, any other property or assets of any Obligor or any portion thereof.

“Guggenheim Agent” means Guggenheim Corporate Funding, LLC, in its capacity as the administrative agent under the Guggenheim Senior Loan Documents, or any successor administrative agent under the Guggenheim Senior Loan Documents.

“Guggenheim Collateral” means all of the real, personal and other property owned by the Guggenheim Obligors now or hereafter encumbered by or securing the Guggenheim Senior Note, the Guggenheim Senior Loan Agreement, the Guggenheim Senior Security Documents, or the Guggenheim Senior Guaranty, or any documents now or hereafter entered into or delivered in connection with any of them, and all of each Guggenheim Obligor’s right, title and interest in and to such property, whether existing or future, and all security interests, security titles, liens, claims, pledges, encumbrances, conveyances, endorsements and guaranties of whatever nature now or hereafter securing any Guggenheim Obligor’s obligations under the Guggenheim Senior Loan Documents or any part thereof, and all products and proceeds of the foregoing. The Guggenheim Collateral shall not include the pledges by Borrower to KeyBank Agent of its equity interests in Potomac and Station View pursuant the KeyBank Senior Assignment of Interests.

“Guggenheim Obligors” means Comstock Penderbrook, L.C. and Borrower.

“Guggenheim Senior Debt” means (i) principal of, premium, if any, and interest on, the Guggenheim Senior Note or pursuant to the Guggenheim Senior Loan Agreement (whether payable under the Guggenheim Senior Note, the Guggenheim Senior Loan Agreement, the Guggenheim Senior Guaranty, or any other Guggenheim Senior Loan Document), (ii)

prepayment fees, yield maintenance charges, breakage costs, late charges, default interest, agent’s fees, costs of collection, protective advances, advances to cure defaults, and indemnities, and (iii) any other amount or obligations (including any fee or expense) due or payable with respect to the Guggenheim Senior Loan or any of the Guggenheim Senior Loan Documents (including interest and any other of the foregoing amounts accruing after the commencement of any Insolvency Proceeding, and any other interest that would have accrued but for the commencement of such Insolvency Proceeding, whether or not any such interest is allowed as an enforceable claim in such Insolvency Proceeding and regardless of the value of the Guggenheim Collateral at the time of such accrual), whether outstanding on the date of this Subordinated Deficiency Note or hereafter incurred, whether as a secured claim, undersecured claim, unsecured claim, deficiency claim or otherwise, and all renewals, modifications, amendments, supplements, consolidations, restatements, extensions, refinances, and refundings of any thereof; provided, however, that notwithstanding anything herein to the contrary, “Guggenheim Senior Debt” shall not include (a) any funds loaned or advanced by the Guggenheim Senior Lenders for any purpose unrelated to the Fair Lakes (Penderbrook) Condominium conversion project in Fairfax County, VA, or (b) any of items described in (i), (ii), (iii) of this definition that are related to any of the purposes set forth in (a).

“Guggenheim Senior Guaranty” means that certain Carve-Out Guaranty dated as of February 27, 2007 executed by Borrower in favor of the Guggenheim Agent for the benefit of the Guggenheim Senior Lenders, as the same may be from time to time amended, extended, supplemented, consolidated, renewed, restated or otherwise modified.

“Guggenheim Senior Lenders” means financial institutions or designated entities from time to time as defined in the Guggenheim Senior Loan Agreement.

“Guggenheim Senior Loan” means the up to Twenty Eight Million Dollars and No/Cents ($28,000,000) credit facility provided pursuant to the Guggenheim Senior Loan Agreement, as the same may be amended, modified, increased, consolidated, restated, or replaced.

“Guggenheim Senior Loan Agreement” means that certain Loan Agreement dated as of February 22, 2007 executed by Comstock Penderbrook, L.C. and Guggenheim Corporate Funding, LLC, individually and as Administrative Agent for the Guggenheim Senior Lenders, and certain other parties now or hereafter a party thereto, as modified by that certain First Amendment to Loan Agreement dated April 10, 2007, and as further modified by Forbearance Agreement and Second Amendment to Loan Agreement dated January 27, 2009, and as further modified by Third Amendment to Loan Agreement dated on or near the date hereof, and as the same may be further amended, modified, increased, consolidated, restated or replaced.

“Guggenheim Senior Loan Documents” means the Guggenheim Senior Security Documents, the Guggenheim Senior Note, the Guggenheim Senior Loan Agreement, the Guggenheim Senior Guaranty, and any other documents, agreements or instruments now or hereafter executed and delivered by or on behalf of any Guggenheim Obligor or any other person or entity in connection with the Guggenheim Senior Loan, and any documents, agreements or instruments hereafter executed and delivered by or on behalf of any Guggenheim Obligor or any other person or entity in connection with any refinancing of the Guggenheim Senior Loan, as any of the same may be from time to time amended, extended, supplemented, consolidated, renewed, restated, or otherwise modified.

“Guggenheim Senior Note” means that certain Promissory Note dated February 22, 2007 executed by Comstock Penderbrook, L.C. in favor of the Guggenheim Corporate Funding, LLC, as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, or restated.

“Guggenheim Senior Security Documents” means the “Security Documents” as defined in the Guggenheim Senior Loan Agreement, and each other Guggenheim Senior Loan Document securing any or all of the Guggenheim Senior Loan, together with any and all acknowledgments, powers, certificates, UCC financing statements, or other documents or instruments executed and delivered in connection therewith.

“Insolvency Proceeding” means any proceeding, whether voluntary or involuntary, under the Bankruptcy Code, or any other bankruptcy, insolvency, liquidation, reorganization, composition, extension, arrangement, adjustment or other similar proceeding concerning any Obligor, any action for the winding-up or dissolution of any Obligor, any proceeding (judicial or otherwise) concerning the application of the assets of any Obligor for the benefit of its creditors, the appointment of or any proceeding seeking the appointment of a trustee, receiver or other similar custodian for all or any substantial part of the assets of any Obligor, a general assignment for the benefit of creditors or any proceeding or action seeking the marshaling of the assets and liabilities of any Obligor, or any other action concerning the adjustment of the debts of any Obligor or the cessation of business by any Obligor, in each case under any applicable domestic or foreign federal or state law. For the purposes hereof, an “Insolvency Proceeding” shall also include the taking, seeking or approving of any action in any proceeding described in the foregoing sentence by, against or concerning any other person or entity that could adversely affect any Obligor, any other obligor with respect to the Subordinated Indebtedness, the Collateral, the Senior Loan Documents, the Agents, the Senior Lenders or any Judicial Proceeding under the Senior Security Documents or any other Senior Loan Document.

“Judicial Proceeding” means one or more proceedings by one or more holders of Senior Debt before a state or federal court (having jurisdiction with respect thereto) to collect the Senior Debt following an acceleration of the maturity thereof as a result of a default.

“KeyBank Agent” means KeyBank National Association, in its capacity as the agent under the KeyBank Senior Loan Documents, or any successor agent under the KeyBank Senior Loan Documents.

“KeyBank Cash Collateral Agreement” means that certain Cash Collateral Agreement dated on or near the date herewith executed by Borrower in favor of the KeyBank Agent for the benefit of the KeyBank Senior Lenders, and as may be further amended, modified, increased, consolidated, restated or replaced.

“KeyBank Collateral” means all of the real, personal and other property owned by the KeyBank Obligors now or hereafter encumbered by or securing the KeyBank Senior Note, the KeyBank Senior Loan Agreement, the KeyBank Senior Security Documents, the KeyBank Cash Collateral Agreement, the pledges by Borrower to KeyBank Agent of its equity interests in Potomac and Station View pursuant the KeyBank Senior Assignment of Interests, or the KeyBank Senior Guaranty, or any documents now or hereafter entered into or delivered in connection with any of them, and all of each KeyBank Obligor’s right, title and interest in and to such property, whether existing or future, and all security interests, security titles, liens, claims, pledges, encumbrances, conveyances, endorsements and guaranties of whatever nature now or hereafter securing any KeyBank Obligor’s obligations under the KeyBank Senior Loan Documents or any part thereof, and all products and proceeds of the foregoing.

“KeyBank Obligors” means Comstock Station View, L.C., a Virginia limited liability company, Comstock Potomac Yard, L.C., a Virginia limited liability company, and Borrower.

“KeyBank Senior Assignment of Interests” means that certain Assignment of Interests dated March 14, 2008 executed by Borrower in favor of KeyBank Agent for the benefit of the KeyBank Senior Lenders, as the same may be from time to time amended, extended, supplemented, consolidated, renewed, restated or otherwise modified.

“KeyBank Senior Debt” means the (i) principal of, premium, if any, and interest on, the KeyBank Senior Note or pursuant to the KeyBank Senior Loan Agreement (whether payable under the KeyBank Senior Note, the KeyBank Senior Loan Agreement, the KeyBank Senior Guaranty, or any other KeyBank Senior Loan Document), (ii) prepayment fees, yield maintenance charges, breakage costs, late charges, default interest, agent’s fees, costs of collection, protective advances, advances to cure defaults, and indemnities, and (iii) any other amount or obligations (including any fee or expense) due or payable with respect to the KeyBank Senior Loan or any of the KeyBank Senior Loan Documents (including interest and any other of the foregoing amounts accruing after the commencement of any Insolvency Proceeding, and any other interest that would have accrued but for the commencement of such Insolvency Proceeding, whether or not any such interest is allowed as an enforceable claim in such Insolvency Proceeding and regardless of the value of the KeyBank Collateral at the time of such accrual), whether outstanding on the date of this Subordinated Deficiency Note or hereafter incurred, whether as a secured claim, undersecured claim, unsecured claim, deficiency claim or otherwise, and all renewals, modifications, amendments, supplements, consolidations, restatements, extensions, refinances, and refundings of any thereof; provided, however, that notwithstanding anything herein to the contrary, “KeyBank Senior Debt” shall not include (a) any funds loaned or advanced by the KeyBank Senior Lenders after the date of this Subordinated Deficiency Note for any purpose unrelated to the Eclipse on Center Park Condominium high rise project in Arlington County, VA, referred to as the Potomac Project in the Key Bank Senior Loan Agreement, and the townhouse development project known as Station View in Loudoun County, Virginia referred to as the Station View Project in the Key Bank Senior Loan Agreement, or (b) any of the items described in (i), (ii), (iii) of this definition that are related to any of the purposes set forth in (a); provided, further, however, that Lender acknowledges that all amounts currently outstanding under the KeyBank Senior Loan Documents shall be deemed KeyBank Senior Debt.

“KeyBank Senior Guaranty” means that certain Unconditional Guaranty of Payment and Performance dated as of March 14, 2008 executed by Borrower in favor of the KeyBank Agent for the benefit of the KeyBank Senior Lenders, as the same may be from time to time amended, extended, supplemented, consolidated, renewed, restated or otherwise modified.

“KeyBank Senior Lenders” means “Lenders” as defined in the KeyBank Senior Loan Agreement.

“KeyBank Senior Loan” means the up to $40,391,200.00 credit facility provided pursuant to the KeyBank Senior Loan Agreement, as the same may be amended, modified, increased, consolidated, restated, or replaced.

“KeyBank Senior Loan Agreement” means that certain Loan Agreement dated as of March 14, 2008 executed by Comstock Station View, L.C., a Virginia limited liability company, and Comstock Potomac Yard, L.C., a Virginia limited liability company, and KeyBank National Association, individually and as Agent for the KeyBank Senior Lenders, and certain other parties now or hereafter a party thereto, as modified by that certain First Amendment to Loan Agreement dated on or near the date hereof, and as the same may be further amended, modified, increased, consolidated, restated or replaced.

“KeyBank Senior Loan Documents” means the KeyBank Senior Security Documents, the KeyBank Senior Note, the KeyBank Senior Loan Agreement, the KeyBank Senior Guaranty, the KeyBank Senior Assignment of Interests and any other documents, agreements or instruments now or hereafter executed and delivered by or on behalf of any KeyBank Obligor or any other person or entity in connection with the KeyBank Senior Loan, and any documents, agreements or instruments hereafter executed and delivered by or on behalf of any KeyBank Obligor or any other person or entity in connection with any refinancing of the KeyBank Senior Loan, as any of the same may be from time to time amended, extended, supplemented, consolidated, renewed, restated, or otherwise modified.

“KeyBank Senior Note” means that certain Amended and Restated Note dated March 14, 2008 executed by Comstock Station View, L.C., a Virginia limited liability company, and Comstock Potomac Yard, L.C., a Virginia limited liability company in favor of KeyBank National Association, as originally executed, or if varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, or restated from time to time as so varied, extended, supplemented, consolidated, amended, replaced, renewed, modified, or restated.

“KeyBank Senior Security Documents” means the “Security Documents” as defined in the KeyBank Senior Loan Agreement, the KeyBank Cash Collateral Agreement, and each other KeyBank Senior Loan Document securing any or all of the KeyBank Senior Loan, together with any and all acknowledgments, powers, certificates, UCC financing statements, or other documents or instruments executed and delivered in connection therewith.

“Obligors” means the Guggenheim Obligors and the KeyBank Obligors.

“Potomac” means Comstock Potomac Yard, L.C., a Virginia limited liability company.

“Senior Debt” means the Guggenheim Senior Debt and the KeyBank Senior Debt.

“Senior Lender Sharing Ratio” means as of the date of determination thereof, with respect to the Guggenheim Senior Debt, the outstanding principal amount due on the Guggenheim Senior Guaranty divided by the total outstanding principal balance of the KeyBank Senior Debt plus the outstanding principal amount due on the Guggenheim Senior Guaranty, and means, with respect to the KeyBank Senior Debt, the outstanding principal balance of the KeyBank Senior Debt divided by the total outstanding principal balance of the KeyBank Senior Debt plus the outstanding principal amount due on the Guggenheim Senior Guaranty.

“Senior Lenders” means the KeyBank Senior Lenders and the Guggenheim Senior Lenders.

“Senior Loan Documents” means the Guggenheim Senior Loan Documents and the KeyBank Senior Loan Documents.

“Senior Security Documents” means the Guggenheim Senior Security Documents and the KeyBank Senior Security Documents.

“Station View” means Comstock Station View, L.C., a Virginia limited liability company.

“Subordinated Indebtedness” means the principal amount of the indebtedness evidenced by this Subordinated Deficiency Note, together with interest, breakage or other amount, if any, due thereon or payable with respect thereto, whether the same is payable by Borrower or any other Obligor.

“Subsidiary” means any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests.

“Voting Interests” means stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

(b) Upon any distribution of the assets of Borrower in any Insolvency Proceeding relating to Borrower, or to its respective creditors as such, then and in any such event:

(i) the holders of the Senior Debt shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, before any payment, whether in cash, property, or securities is made on account of or applied to the Subordinated Indebtedness; and

(ii) any payment, whether in cash, property or securities, to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this Paragraph 7, shall be paid or delivered, to the extent permitted by law, by any debtor, custodian, liquidating trustee, agent, or other person making such payment, directly to the holders of the Senior Debt, or their representative or representatives, in amounts computed in accordance with each applicable Senior Lender Sharing Ratio, for application to the payment thereof, to the extent necessary to pay all such Senior Debt in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Debt.

(c) By acceptance of this Subordinated Deficiency Note, each holder of the Subordinated Indebtedness hereby expressly waives any rights to require or request that the Agents, or either of them, or the Senior Lenders marshal the Collateral in favor of the holder of the Subordinated Indebtedness or to equitably subordinate the rights, liens or security interests of the Agents, or either of them, or the Senior Lenders, or any of them, under the Senior Loan Documents, whether pursuant to the Bankruptcy Code or otherwise. The Agents, or either of them, and the Senior Lenders, or any of them, shall have the right at any and all times to determine the order in which, or whether, (i) recourse is sought against any Obligor or any other obligor with respect to the Senior Debt, or (ii) any or all of the Collateral shall be enforced. Each holder of the Subordinated Indebtedness hereby waives any and all rights to require that the Agents, or either of them, and/or the Senior Lenders, or any of them, pursue or exhaust any rights or remedies with respect to any Obligor or any other party prior to exercising their rights and remedies with respect to the Collateral or any other property or assets of the Obligors. The Agents, or either of them, and the Senior Lenders, or any of them, may forbear collection, grant indulgences, release, compromise or settle the Senior Debt, or sell, take, exchange, surrender or release collateral or security therefor, consent to or waive any breach of, or any act, omission or default under, any of the Senior Loan Documents, apply any sums received by or realized upon by the Agents, or either of them, and the Senior Lenders, or any of them, against liabilities of the Obligors to the Agents, or either of them, and the Senior Lenders, or any of them, in such order as the Agents, or either of them, and the Senior Lenders, or any of them, shall determine in their sole discretion, and otherwise deal with any and all parties and the Collateral or other property or assets of the Obligors as they deem appropriate. The Agents and the Senior Lenders shall have no liability to the holder of the Subordinated Indebtedness for, and each holder of the Subordinated Indebtedness hereby waives any claim, right, action or cause of action which it may now or hereafter have against the Agents, or either of them, and the Senior Lenders, or any of them, arising out of, any waiver, consent, release, indulgence, extension, delay or other action or omission, any release of any Obligor, release of any of the Collateral, the failure to realize upon any Collateral or other property or assets of any Obligor, or the failure to exercise any rights or remedies of the Agents, or either of them, and the Senior Lenders, or any of them, under the Senior Loan Documents.

(d) Each holder of the Subordinated Indebtedness hereby expressly consents to and authorizes, at the option of each Agent, the amendment, extension, restatement, consolidation, increase, renewal, refinance or other modification, in whole or in part, of all or any of the Senior Loan Documents, including, without limitation, increasing or decreasing the stated principal amount of either Senior Loan, extending or shortening the term of either Senior Loan, increasing or decreasing the interest rate payable as provided in any of the Senior Loan Documents or altering any other payment terms under any of the Senior Loan Documents.

(e) By acceptance of this Subordinated Deficiency Note, each holder of the Subordinated Indebtedness acknowledges that no Agent and no Senior Lender has made nor do any of them now make any representations or warranties, express or implied, nor do they assume any liability to any holder of the Subordinated Indebtedness, with respect to the creditworthiness or financial condition of any Obligor or any other person. Each holder of the Subordinated Indebtedness acknowledges that it has, independently and without reliance upon the Agents, or either of them, or the Senior Lenders, or any of them, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to accept this Subordinated Deficiency Note and the Subordinated Indebtedness. Each holder of the Subordinated Indebtedness will, independently and without reliance upon the Agents, or either of them, or the Senior Lenders, or any of them, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Subordinated Deficiency Note. No Agent and no Senior Lender shall have any duty or responsibility, either initially or on a continuing basis, to provide any holder of the Subordinated Indebtedness with any credit or other information with respect to any Obligor, whether coming into its possession before the making of any Senior Loan or at any time or times thereafter. Each holder of the Subordinated Indebtedness agrees that no Agent an no Senior Lender owes any fiduciary duty to the holder of the Subordinated Indebtedness in connection with the administration of any Senior Loan or any Senior Loan Document and the holder of the Subordinated Indebtedness agrees not to assert any such claim.

(f) The provisions of this Paragraph 7 shall be applicable both before and after the commencement, whether voluntary or involuntary, of any Insolvency Proceeding by or against any Obligor and all references herein to any Obligor shall be deemed to apply to any such Obligor as a debtor-in-possession and to any trustee in bankruptcy for the estate of any such Obligor. Furthermore, this Paragraph 7 and the subordinations contained herein shall apply notwithstanding the fact that all or any part of the Senior Debt or any claim for or with respect to all of any part of the Senior Debt is subordinated, avoided or disallowed, in whole or in part, in any Insolvency Proceeding or other applicable federal, state or foreign law. Without limiting the foregoing, by acceptance of this Subordinated Deficiency Note, each holder of the Subordinated Indebtedness expressly covenants and agrees that this Subordinated Deficiency Note is enforceable under applicable bankruptcy law and should be enforced under Section 510(a) of the Bankruptcy Code. Until such time as the Senior Debt has been indefeasibly paid in full in cash and Senior Lenders have no further obligation to make any advances which would constitute Senior Debt, the holders of the Subordinated Indebtedness shall not, and shall not solicit any person or entity to: (i) seek, commence, file, institute, consent to or acquiesce in any Involuntary Proceeding with respect to any Obligor or the Collateral; (ii) seek to consolidate any Obligor with any other person or entity in any Insolvency Proceeding; or (iii) take any action in furtherance of any of the foregoing.

(g) Each holder of the Subordinated Indebtedness hereby agrees that it shall not challenge the validity or amount of any claim submitted in such Insolvency Proceeding by the Agents, or either of them, or the Senior Lenders, or any of them, or any valuations of the Collateral submitted by the Agents, or either of them, or the Senior Lenders, or any of them, in such Insolvency Proceeding or take any other action in such Insolvency Proceeding, which is adverse to their enforcement of any claim or receipt of adequate protection (as that term is defined in the Bankruptcy Code).

(h) To the extent any transfer, payment or distribution of assets with respect to all or any portion of the Senior Debt (whether in cash, property or securities and whether by or on behalf of any Obligor as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any Obligor, the estate in bankruptcy thereof, any third party, or a trustee, receiver or other similar party under any bankruptcy, insolvency, receivership or similar law, then if such payment is recovered by, or paid over to, any Obligor, the estate in bankruptcy thereof, any third party, or such trustee, receiver or other similar party, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment or distribution had not occurred, and this Paragraph 7 and the agreements and subordination contained herein shall be reinstated with respect to any such transfer, payment or distribution. No Agent shall be required to contest any such declaration or obligation to return such payment or distribution.

(i) Each holder of the Subordinated Indebtedness intentionally and unconditionally waives and relinquishes any right to challenge the validity, enforceability and binding effect of any of the Senior Security Documents or the other Senior Loan Documents, and any lien, encumbrance, claim or security interest now or hereafter created thereunder, or the attachment, perfection or priority thereof, regardless of the order of recording or filing of any thereof, or compliance by the Agents, or either of them, or the Senior Lenders, or any of them, with the terms of any of the Senior Security Documents or any of the other Senior Loan Documents, by reason of any matter, cause or thing now or hereafter occurring, nor shall the holder of the Subordinated Indebtedness raise any such matter, cause or thing as a defense to the enforcement thereof.

(j) Each holder of the Subordinate Debt agrees that it will not in any manner challenge, oppose, object to, interfere with or delay (i) the validity or enforceability of this Subordinated Deficiency Note, including without limitation, any provisions regarding the relative priority of the rights and duties of the Agents, or either of them, and Senior Lenders, or any of them, and the holder of the Subordinated Indebtedness, or (ii) any Agent’s or any Senior Lender’s security interest in, liens on and rights as to the Obligors, and any Collateral or any other property or assets of any Obligor, or any Enforcement Actions of the Agents, or either of them, or the Senior Lenders, or any of them, (including, without limitation, any efforts by the Agents, or either of them, to obtain relief from the automatic stay under Section 362 of the Bankruptcy Code).

IN WITNESS WHEREOF, the Borrower has executed and sealed, or caused to be executed and sealed, this Note on the date first above written.

BORROWER: Comstock Homebuilding Companies, Inc.

By:		(SEAL)
Name: Christopher Clemente Title: CEO